NORTHERN INSTITUTIONAL FUNDS

FORM N-SAR

File No. 811-03605

Semi-Annual Period Ended May 31, 2012

Exhibit Index

EX-99.77Q1(a): Copies of any material amendments to the registrant’s charter or by-laws

EX-99.77Q1(e): Copies of any new or amended Registrant investment advisory contracts

EX-99.77Q1(a): Copies of any material amendments to the registrant’s charter or by-laws

(a)(1) Amendment No. 19 to the Agreement and Declaration of Trust of the Trust, dated April 1, 2012, is hereby incorporated by reference to Exhibit (a)(20) in Registrant’s Post-Effective Amendment No. 69 filed with the Commission on March 21, 2012 (Accession No. 0001193125-12-125345).